Exhibit 99.1

American Rebel Holdings, Inc. Regains Compliance with NASDAQ Minimum Bid Price Requirement

Nashville, TN, Oct. 17, 2024 (GLOBE NEWSWIRE) — American Rebel Holdings, Inc. (NASDAQ: AREB) (“American Rebel” or the “Company”), America’s Patriotic Brand (www.americanrebel.com) and the creator of American Rebel Beer (www.americanrebelbeer.com), and manufacturer and marketer of branded safes (www.championsafe.com), personal security and self-defense products and apparel, announced today that on October 16, 2024, it received a formal notice from The Nasdaq Stock Market, LLC’s Listing Qualifications (“Nasdaq”). The notice confirmed that the Company has regained compliance with the minimum bid price requirement as set forth in Nasdaq’s Listing Rule 5550(a)(2) (the “Bid Price Rule”).

Previously on October 23, 2023, Nasdaq notified the Company that its Common Stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Bid Price Rule. Nasdaq determined that for the last 10 consecutive business days, from October 2, 2024, to October 15, 2024, the closing bid price of the Company’s common stock was at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2) and this matter is now closed.

Andy Ross, CEO of American Rebel, stated, “We are pleased to report that Nasdaq has recognized our compliance with the minimum bid price requirement. With the resolution of this compliance issue, we can continue to build upon the great progress made during 2024 by concentrating our resources on continuing to improve and advance our Champion Safe and American Rebel Beverage business units. The recent launch of our domestic premium light lager beer, American Rebel Light, has continued to exceed expectations. Since our first production run at the end of August 2024 we have announced several shipments to our distribution partners and can proudly state that American Rebel Light Beer – America’s Patriotic, God-Fearing, Constitution-Loving, National Anthem-Singing, Stand Your Ground Beer, is now available at retail establishments within our distributor service territories and being served at several on-premise accounts. Champion Safe has continued to streamline its operations and product offerings, which has reduced the overall monthly burn and is prepared for scale around the new rightsized product mix, including the introduction of new products to satisfy market demand in Q4 and Q1 of next year. Our focus remains on capturing market share and revenue growth in order to increase stockholder value.”

About American Rebel Holdings, Inc.

American Rebel Holdings, Inc. (NASDAQ: AREB) has operated primarily as a designer, manufacturer and marketer of branded safes and personal security and self-defense products and has recently transitioned into the beverage industry through the introduction of American Rebel Beer. The Company also designs and produces branded apparel and accessories. To learn more, visit www.americanrebel.com, www.championsafe.com and www.americanrebelbeer.com. For investor information, visit www.americanrebel.com/investor-relations.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. American Rebel Holdings, Inc., (NASDAQ: AREB; AREBW) (the “Company,” “American Rebel,” “we,” “our” or “us”) desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “forecasts” “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include continued increase in revenues, continued compliance with Nasdaq listing requirements, the ability of the Company to introduce new products and gain market shares, actual distribution timing and availability of American Rebel Beer, our ability to effectively execute our business plan, and the Risk Factors contained within our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

info@americanrebel.com

Investor Relations:

Brian Prenoveau

MZ North America

+1 (561) 489-5315

AREB@mzgroup.us

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